Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2019 Financial Results and

Updates Full Year 2019 Financial Guidance

•	Reports quarterly revenue of $69.4 million, representing 40% reported growth and 28% organic growth year-over-year

•	Raises revenue guidance to $267-$270 million for full year 2019, representing 31%-32% organic growth

WALTHAM, Mass. – October 31, 2019 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its third quarter of 2019. Provided in this press release are financial highlights for the three- and nine-month periods ended September 30, 2019, updated financial guidance for the fiscal year 2019, and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We are pleased with our strong performance in the third quarter, reporting over $69 million in revenue and robust organic growth of 28%. Our filtration and chromatography franchises continued to track ahead of expectations and in process analytics, our C Technologies acquisition is tracking to plan, with the build out of the commercial team close to completion. We expect to launch important new products in the fourth quarter, including our innovative TFDF systems and next generation ATF controllers. With a strong Q4 order book, we are confident about finishing the year with revenues in the range of $267 to $270 million.”

Third Quarter 2019 Highlights

•	Revenue increased by 40% year-over-year as reported (42% at constant currency) and 28% organically, to $69.4 million

•	GAAP fully diluted EPS decreased to $0.03 compared to $0.10 for the third quarter of 2018

•	Adjusted (non-GAAP) fully diluted EPS increased to $0.26 compared to $0.18 for the third quarter of 2018

First Nine Months of 2019 Highlights

•	Revenue increased by 41% year-over-year (43% at constant currency), and 37% organically, to $200.8 million

•	GAAP fully-diluted EPS increased to $0.37 compared to $0.24 for the first nine months of 2018

•	Adjusted (non-GAAP) fully diluted EPS increased to $0.87 compared to $0.47 for the first nine months of 2018

Financial Details for the Third Quarter and First Nine Months of 2019

REVENUE

•

Total revenue for the third quarter of 2019 increased to $69.4 million compared to $49.5 million for the third quarter of 2018, a year-over-year gain of 40% as reported and 42% at constant currency, with organic growth of 28%.

•

Total revenue for the first nine months of 2019 increased to $200.8 million compared to $142.1 million for the first nine months of 2018, a year-over-year gain of 41% as reported and 43% at constant currency, with organic growth of 37%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the third quarter of 2019 was $38.0 million, a year-over-year increase of $10.7 million and representing 54.7% gross margin. Adjusted gross profit (non-GAAP) for the third quarter of 2019 was $39.0 million, a year-over-year increase of $11.4 million and representing 56.1% gross margin.

•

Gross profit (GAAP) for the first nine months of 2019 was $111.8 million, a year-over-year increase of $32.6 million and representing 55.7% gross margin. Adjusted gross profit (non-GAAP) for the first nine months of 2019 was $114.3 million, a year-over-year increase of $34.6 million and representing 56.9% gross margin.

OPERATING INCOME

•

Operating income (GAAP) for the third quarter of 2019 was $8.0 million compared to $7.9 million for the third quarter of 2018. Adjusted operating income (non-GAAP) for the third quarter of 2019 was $15.1 million, an increase of 34% compared to $11.3 million for the third quarter of 2018.

•

Operating income (GAAP) for the first nine months of 2019 was $30.2 million, an increase of 67% compared to $18.1 million for the first nine months of 2018. Adjusted operating income (non-GAAP) for the first nine months of 2019 was $50.8 million, an increase of 79% compared to $28.4 million for the first nine months of 2018.

NET INCOME

•

Net income (GAAP) for the third quarter of 2019 was $1.7 million compared to $4.8 million for the third quarter of 2018. Adjusted net income (non-GAAP) for the third quarter of 2019 was to $13.3 million, an increase of 62% compared to $8.2 million for the third quarter of 2018.

•

Net income (GAAP) for the first nine months of 2019 was $17.8 million, an increase of 62% compared to $11.0 million for the first nine months of 2018. Adjusted net income (non-GAAP) for the first nine months of 2019 was $41.7 million, an increase of 97% compared to $21.2 million for the first nine months of 2018.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the third quarter of 2019 were $0.03 on a fully diluted basis, compared to $0.10 for the third quarter of 2018. Adjusted EPS (non-GAAP) for the third quarter of 2019 increased to $0.26 on a fully diluted basis, compared to $0.18 for the 2018 period.

•

Earnings per share (GAAP) for the first nine months of 2019 increased to $0.37 on a fully diluted basis, compared to $0.24 for the first nine months of 2018. Adjusted EPS (non-GAAP) for the first nine months of 2019 increased to $0.87 on a fully diluted basis, compared to $0.47 for the 2018 period.

EBITDA

•

EBITDA, a non-GAAP financial measure, for the third quarter of 2019 was $8.4 million compared to $11.6 million for the third quarter of 2018. Adjusted EBITDA for the third quarter of 2019 was $17.3 million, an increase of 39% compared to $12.4 million for the third quarter of 2018.

•

EBITDA for the first nine months of 2019 was $39.3 million, an increase of 31% compared to $30.1 million for the third quarter of 2018. Adjusted EBITDA for the first nine months of 2019 was $56.5 million, an increase of 74% compared to $32.4 million for the first nine months of 2018.

CASH

•	Our cash and cash equivalents at September 30, 2019 were $513.5 million, an increase of $319.6 million from $193.8 million at December 31, 2018.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2019

Our financial guidance for the fiscal year 2019 is based on expectations for our existing business and includes the financial impact of our acquisition of C Technologies (which closed on May 31, 2019). We expect C Technologies to contribute $16-$17 million in revenue over the seven months of Repligen’s ownership in 2019. The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2019 GUIDANCE:

•

Total revenue is projected to be in the range of $267-$270 million, an increase from our previous guidance of $264-$268 million. Our current guidance reflects overall revenue growth of 38%-39%, and organic revenue growth of 31%-32%.

•	Gross margin is expected to be 55%-56%, consistent with our previous guidance. Adjusted gross margin is expected to be 56%-57%, consistent with our previous guidance.

•

Income from operations is expected to be in the range of $35-$37 million on a GAAP basis, which includes the impact of $14.1 million in deal-related and inventory step-up costs associated with our acquisition of C Technologies. This compares to our previous guidance of $33-$35 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $62-$64 million, an increase from our previous guidance of $60-$62 million.

•

Net income is expected to be in the range of $19-$21 million on a GAAP basis, compared to our previous guidance of $17-$19 million. Adjusted (non-GAAP) net income is expected to be in the range of $50-$52 million, an increase from our previous guidance of $47-$49 million. Our current guidance reflects a tax rate of 22.5% on adjusted pre-tax income compared to our previous guidance of 24%.

•

Fully diluted GAAP EPS is expected to be in the range of $0.38-$0.42, an increase from our previous guidance of $0.34-$0.38. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $1.00-$1.04, an increase from our previous guidance of $0.94-$0.98.

Our non-GAAP guidance for the fiscal year 2019 excludes the following items:

•	$12.6 million estimated acquisition and integration expenses associated with our acquisitions of Spectrum Inc. and C Technologies.

•	Inventory step-up charges of $1.5 million related to the acquisition of C Technologies.

•	$13.4 million estimated intangible amortization expense; $0.5 million in cost of product revenue and $12.9 million in G&A.

•	$7.5 million of non-cash interest expense (Other income (expense)) related to our convertible debt notes.

•	$5.7 million of expense related to the extinguishment of our 2016 convertible notes due 2021.

Our non-GAAP guidance for the fiscal year 2019 includes:

•	An income tax increase of $10.0 million, representing the tax impact of acquisition costs and intangible amortization.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, October 31, 2019, at 8:30 a.m. EDT, to discuss third quarter of 2019 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 701-1063 for domestic callers or (412) 317-5487 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10136347.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted research & development expense, adjusted selling, general and administrative expense and income tax expense. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs related to the Company’s acquisitions of TangenX Technology Corporation, Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), and C Technologies Inc.; inventory step-up charges; intangible amortization costs; non-cash interest expense; the impact on tax of intangible amortization and acquisition costs; and, in the case of EBITDA, cash interest expense related to the Company’s convertible debt. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of the C Technologies business, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate the C Technologies business successfully into our business and achieve the expected benefits of the acquisition; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Product revenue	$69,419	$49,500	$200,701	$142,042
Royalty and other revenue	26	29	70	48

Total revenue	69,445	49,529	200,771	142,090
Costs and expenses:
Cost of product revenue	31,425	22,183	88,978	62,939
Research and development	5,427	3,601	14,278	12,669
Selling, general and administrative	24,629	15,859	67,326	48,347

	61,481	41,643	170,582	123,955

Income from operations	7,964	7,886	30,189	18,135
Investment income	1,898	558	3,616	1,251
Loss on extinguishment of debt	(5,650)	—	(5,650)	—
Interest expense	(2,857)	(1,687)	(6,326)	(5,008)
Other income, net	316	(134)	(23)	187

Income before income taxes	1,671	6,623	21,806	14,565
Income tax provision	12	1,829	3,999	3,586

Net income	$1,659	$4,794	$17,807	$10,979

Earnings per share:
Basic	$0.03	$0.11	$0.38	$0.25

Diluted	$0.03	$0.10	$0.37	$0.24

Weighted average shares outstanding:
Basic	50,851,623	43,822,472	47,086,779	43,728,503

Diluted	51,809,289	45,828,175	47,929,581	45,132,115

Balance Sheet Data:	September 30, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$513,454	$193,822
Working capital	584,563	145,897
Total assets	1,378,708	774,621
Long-term obligations	292,287	29,211
Accumulated earnings (deficit)	2,239	(15,568)
Stockholders’ equity	1,049,444	615,568

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP INCOME FROM OPERATIONS	$7,964	$7,886	$30,189	$18,135
ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition and integration costs	2,953	805	9,573	2,313
Intangible amortization	3,900	2,608	9,562	7,906
Inventory step-up charges	314	—	1,483	—

ADJUSTED INCOME FROM OPERATIONS	$15,131	$11,299	$50,807	$28,354

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP NET INCOME	$1,659	$4,794	$17,807	$10,979
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	2,953	805	10,074	2,313
Inventory step-up charges	314	—	1,483	—
Intangible amortization	3,900	2,608	9,562	7,906
Loss on extinguishment of debt	5,650	—	5,650	—
Non-cash interest expense	2,631	1,071	4,863	3,160
Tax effect of intangible amortization and acquisition costs(1)	(3,781)	(1,063)	(7,742)	(3,171)

ADJUSTED NET INCOME	$13,326	$8,215	$41,697	$21,187

(1)

Effective as of the quarter ended September 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect the tax effect of non-cash interest. Accordingly, the non-GAAP financial measures for the three and nine months ended September 30, 2018 have been updated to be consistent with the methodology used to calculate such measures for the current periods.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP NET INCOME PER SHARE - DILUTED	$0.03	$0.10	$0.37	$0.24

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.06	0.02	0.21	$0.05
Inventory step-up charges	0.01	—	0.03	$—
Intangible amortization	0.08	0.06	0.20	$0.18
Loss on extinguishment of debt	0.11	—	0.12	$—
Non-cash interest expense	0.05	0.02	0.10	$0.07
Tax effect of intangible amortization and acquisition costs(1)	(0.07)	(0.02)	(0.16)	$(0.07)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.26	$0.18	$0.87	$0.47

Totals may not add due to rounding.

(1)

Effective as of the quarter ended September 30, 2019, the Company changed its methodology for calculating its non-GAAP financial measures to reflect the tax effect of non-cash interest. Accordingly, the non-GAAP financial measures for the three and nine months ended September 30, 2018 have been updated to be consistent with the methodology used to calculate such measures for the current periods.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP NET INCOME	$1,659	$4,794	$17,807	$10,979

ADJUSTMENTS:
Investment Income	(1,898)	(558)	(3,616)	(1,251)
Interest Expense	2,857	1,687	6,326	5,008
Tax Provision	12	1,829	3,999	3,586
Depreciation	1,810	1,273	5,147	3,871
Amortization(1)	3,928	2,608	9,644	7,906

EBITDA	8,368	11,633	39,307	30,099

OTHER ADJUSTMENTS:
Acquisition and integration costs	2,953	805	10,074	2,313
Loss on extinguishment of debt	5,650	—	5,650	—
Inventory step-up charges	314	—	1,483	—

ADJUSTED EBITDA	$17,285	$12,438	$56,514	$32,412

(1)	Fiscal 2019 includes amortization of milestone payments in accordance with GAAP of $28 and $83 for the three- and nine-month periods, respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP COST OF SALES	$31,425	$22,183	$88,978	$62,939

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(519)	(59)	(670)	(170)
Inventory step-up charges	(314)	—	(1,483)	—
Intangible amortization	(128)	(137)	(392)	(430)

ADJUSTED COST OF SALES	$30,464	$21,987	$86,433	$62,339

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP R&D EXPENSE	$5,427	$3,601	$14,278	$12,669

ADJUSTMENTS TO R&D EXPENSE:
Acquisition and integration costs	(278)	—	(405)	—

ADJUSTED R&D EXPENSE	$5,149	$3,601	$13,873	$12,669

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP SG&A EXPENSE	$24,629	$15,859	$67,326	$48,347

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(2,156)	(746)	(8,499)	(2,143)
Intangible amortization	(3,772)	(2,471)	(9,170)	(7,476)

ADJUSTED SG&A EXPENSE	$18,701	$12,642	$49,657	$38,728

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2019
	Low End	High End
GUIDANCE ON NET INCOME	$19,000	$21,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	12,645	12,645
Inventory step-up charges	1,483	1,483
Anticipated pre-tax amortization of acquisition-related intangible assets	13,442	13,442
Non-cash interest expense	7,521	7,521
Loss on debt extinguishment	5,650	5,650
Tax effect of intangible amortization and integration	(9,966)	(9,966)
Guidance rounding adjustment	225	225

GUIDANCE ON ADJUSTED NET INCOME	$50,000	$52,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2019
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$0.38	$0.42
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:	.
Acquisition and integration costs	$0.25	$0.25
Inventory step-up charges	$0.03	$0.03
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.27	$0.27
Non-cash interest expense	$0.15	$0.15
Loss on debt extinguishment	$0.11	$0.11
Tax effect of intangible amortization and integration	($0.20)	($0.20)
Guidance rounding adjustment	—	—

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$1.00	$1.04

Totals may not add due to rounding.

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